UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners L.P. (the “Partnership”), entered into an amended and restated employment agreement (as amended and restated, the “Agreement”) with Richard A. Boone, which is effective June 1, 2014.  The Agreement sets forth the parties’ duties and obligations with respect to Mr. Boone’s employment as the Executive Vice President and Chief Financial Officer of Rhino GP.  The Agreement has a two-year term.

Pursuant to the terms of the Agreement, Mr. Boone’s compensation and benefits will include the following:  (i) an annualized base salary of $315,000 per year (subject to annual evaluations for potential increases); (ii) participation in any Rhino GP annual or long-term, cash or equity incentive plan; (iii) an annual performance-based discretionary bonus of up to 100% of Mr. Boone’s base salary; (iv) eligibility to participate in Rhino GP’s 401(k) plan and profit sharing and non-qualified deferred compensation plans, if any; (v) eligibility to participate in Rhino GP’s medical plan and other employee welfare benefit plans; (vi) three weeks of annual paid vacation; and (vii) the use of a company vehicle.

If Rhino GP terminates Mr. Boone’s employment for “cause” or Mr. Boone resigns his employment without “good reason” (as such terms are defined in the Agreement), Mr. Boone will be entitled to: (i) any earned but unpaid base salary through the date of termination; (ii) payment in respect of any accrued but unused vacation through the date of termination, and (iii) reimbursement for any accrued business expenses (collectively, the “Accrued Obligations”).

If Rhino GP terminates Mr. Boone’s employment without “cause” or Mr. Boone resigns his employment with “good reason,” subject to Mr. Boone’s execution and non-revocation of a release of claims in favor of Rhino GP, Mr. Boone would be entitled to: (i) a lump sum payment equal to twelve months of base pay and (ii) any Accrued Obligations.

Mr. Boone (or his estate, as applicable) is also entitled to the payment of any Accrued Obligations in the event of his death or disability, and, in the event of his death, a pro rata portion of his discretionary bonus at the determination of Rhino GP, as well as any other death benefits payable to the designated beneficiary(ies) of Mr. Boone.

Under the agreement, Mr. Boone is subject to certain non-competition and non-solicitation covenants that apply during the term of the agreement and for certain periods after the termination of his employment.

The foregoing summary of the material terms of Mr. Boone’s amended and restated employment agreement with Rhino GP does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in their entirety by reference to the amended and restated employment agreement, a copy of which will be filed as an exhibit to the Partnership’s quarterly report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner

Dated: June 3, 2014	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel